Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”; together with any Note issued hereunder, the “Transaction Agreements”) is made as of June 26, 2026 (the “Effective Date”), by and between SURO CAPITAL CORP., a Maryland corporation (the “Company”), and MCP INVESTING LLC, a Delaware limited liability company (“Purchaser”).

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Purchase and Sale of Note.

(a) Sale and Issuance of Note. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to Purchaser at the Closing, a redeemable promissory note in the form attached to this Agreement as Exhibit A (the “Note”) in the principal amount equal to Twenty Million Dollars ($20,000,000.00) (the “Commitment Amount”). The Note, together with the securities issuable upon redemption of the Note, are collectively referred to herein as the “Securities.”

(b) Closing; Delivery.

(i) The purchase and sale of the Note shall take place remotely by the electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement on the third (3rd) Business Day after all of the conditions set forth in Sections 5 and 6 have been satisfied or waived, or at such other time and place as the Company and Purchaser mutually agree upon, orally or in writing (which time and place is designated as the “Closing”).

(ii) At the Closing, the Company shall deliver to Purchaser the Note against payment of the purchase price therefor by wire transfer to an account designated by the Company. The Company shall provide wire instructions in writing at least three (3) Business Days prior to the Closing.

(iii) The Note, if issued pursuant to this Agreement, shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to Purchaser and will not include any provision that is unenforceable against the Company. The Company and Purchaser hereby agree to treat the Note as debt for all Tax purposes, unless otherwise required by applicable law.

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(c) Withholding. Purchaser and its Affiliates shall be entitled to deduct and withhold from any and all amounts payable pursuant to this Agreement such amounts as Purchaser or its Affiliates are required to deduct and withhold under applicable law with respect to the making of such payment. If Purchaser or its Affiliate is required by applicable law to withhold any amounts from any such amount payable, Purchaser or its Affiliate, as applicable, shall use commercially reasonable efforts to (i) provide the payee with prompt written notice of such requirement, (ii) reasonably cooperate with the payee to minimize the amount of withholding through the delivery of applicable tax forms (including Form W-9) or other documentation establishing any available exemption or reduced withholding rate, and (iii) withhold only the minimum amount required by law. All amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and/or withholding was made.

2. [Reserved].

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that the following representations are true and complete as of the Effective Date and as of the date of the Closing.

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company and its Subsidiaries are duly qualified and are authorized to do business and are in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its or their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect.

(b) Corporate Power. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Securities.

(c) Authorization. All corporate action on the part of the Company necessary for the execution of the Transaction Agreements and the performance of the Company’s obligations under the terms of the Transaction Agreements, including the issuance and sale of the Securities, has been taken, and no authorization by or consent or approval of the Company’s stockholders is necessary for the same (including for the potential redemption of the Note pursuant to the terms thereof). This Agreement and the other Transaction Agreements constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

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(d) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Agreements, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens or encumbrances other than restrictions on transfer, if any, provided for in the Transaction Agreements or generally applicable restrictions on transfer under U.S. securities laws. All Securities issued upon redemption of the Note, when issued in compliance with the provisions of the Note, will be validly issued, fully paid and non-assessable and free and clear of all liens or encumbrances other than restrictions on transfer provided for in the Transaction Agreements. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Note (based on its reasonable estimate). The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(e) Consents.

(i) All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any domestic or foreign governmental authority (including any regulatory authority or securities exchange) required on the part of the Company in connection with the execution of the Transaction Agreements and the performance of the Company’s obligations under the terms of the Transaction Agreements, including the issuance and sale of the Securities as well as the potential redemption thereof, have been obtained.

(ii) The Company is permitted under all applicable laws, statutes and rules and regulations (including the rules and regulations of Nasdaq) to issue the Securities to Purchaser and perform the Company’s obligations hereunder and thereunder (including the potential redemption of the Note pursuant to the terms thereof). No approval of any securityholders of the Company, including any holder of the Company’s voting stock or any holder of its Material Indebtedness (as defined below), is required for the issuance of the Securities to Purchaser and the performance of the Company’s obligations hereunder and thereunder (including the potential redemption of the Note pursuant to the terms thereof).

(f) Compliance with Laws. The Company is not in violation of any applicable statute, rule, regulation, judgment, decree, order, writ or other restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, the violation of which would reasonably be expected to have a Material Adverse Effect.

(g) Compliance with Other Instruments. The Company is not in violation or default (i) of any term of its charter or bylaws, or (ii) of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, except, in the case of this clause (ii), as would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements will not result in any such violation, or constitute, with or without the passage of time and giving of notice, either a breach or default under any such term, provision, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained any waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

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(h) Offering. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4 below, (i) the offer, issuance and sale of the securities issuable upon redemption of the Note have been registered under the Securities Act, (ii) the offer, issuance and sale of the Note are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and (iii) the offer, issuance and sale of the Securities have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(i) Capitalization.

(i) The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. As of the Effective Date, 26,473,222 shares of Common Stock and no shares of preferred stock of the Company were issued and outstanding. As of the Effective Date, $35,829,825 in aggregate principal amount of 6.00% Notes Due December 30, 2026 is outstanding, none of which is convertible into shares of Common Stock, and $27,000,000 in aggregate principal amount of 6.50% Convertible Notes Due August 14, 2029 is outstanding, which is currently convertible into up to 3,687,209 shares of Common Stock. All of the issued and outstanding shares of Common Stock and other securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock or other securities of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares and other securities were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. There are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options (including under the Company’s Second Amended and Restated 2019 Equity Incentive Plan) to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, other than as set forth on Schedule 3(i); the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

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(ii) All previously issued securities of the Company (whether or not exercisable or convertible into shares of capital stock of the Company, and including the Material Indebtedness) were issued in compliance with all applicable laws, statutes and rules and regulations (including the rules and regulations of Nasdaq). In respect of any such securities that are exercisable or convertible for shares of capital stock of the Company, the Company may perform its exercise or conversion obligations thereunder without obtaining the approval of any securityholders of the Company, including any holder of the Company’s voting stock.

(j) Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened, that is material to the Company and/or its Subsidiaries (i) against the Company and/or its Subsidiaries or any officer or director of the Company and/or its Subsidiaries arising out of their employment or board relationship with the Company and/or its subsidiaries, (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby, or (iii) that would otherwise reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company, its Subsidiaries, if any, nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company or its Subsidiaries) that would reasonably be expected to have a Material Adverse Effect.

(k) Intellectual Property. Each of the Company and its Subsidiaries owns or possesses sufficient legal rights to all material patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned or used by them in the conduct of their business as now conducted and as presently proposed to be conducted without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. None of the Company or its Subsidiaries has received any communications alleging that any of them has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other entity. No product or service marketed or sold (or proposed to be marketed or sold) by the Company or its Subsidiaries violates or, to the Company’s knowledge, will violate any license or infringes or will infringe any intellectual property rights of any other party.

(l) Certain Transactions. Other than (i) standard employee agreements and benefits generally made available to all employees, including pursuant to stock plans adopted by the Board, and (ii) standard director and officer indemnification agreements approved by the Board, there are no agreements, understandings or proposed transactions between the Company and its Subsidiaries (on the one hand) and any of its officers or directors, or any Affiliate of such officers or directors (including any directors, officers or employees of any Affiliate) (on the other hand). Neither the Company nor its Subsidiaries is indebted, directly or indirectly, to any of their respective directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing (including any directors, officers or employees of any Affiliate), other than in connection with expenses or advances of expenses incurred in the ordinary course of business and for other customary employee benefits made generally available to all employees. None of the Company’s or its Subsidiaries’ directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (including any directors, officers or employees of any Affiliate) is, directly or indirectly, indebted to the Company or its Subsidiaries or has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s or its Subsidiaries’ customers, suppliers, service providers, joint venture partners, licensees and competitors.

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(m) SEC Filings; Financial Statements.

(i) The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the Effective Date and is in compliance with General Instruction I.A.3 of Form S-3. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the Effective Date, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made hereby as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports that would reasonably be expected to result in the issuance of a stop order by the SEC. To the Company’s knowledge, none of the SEC Reports is the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company is not, and has never been, an issuer subject to Rule 144(i) under the Securities Act.

(ii) The consolidated financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement), and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods therein specified (except as otherwise noted therein, and except that any unaudited financial statements may not contain certain footnotes and are subject to normal and recurring year-end adjustments). Except as set forth in the Financial Statements filed by the Company with the SEC prior to the Effective Date, the Company has not incurred any liabilities, contingent or otherwise, except (x) those incurred in the ordinary course of business consistent with past practices since the date of such financial statements or (y) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

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(n) Senior Securities. The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025 accurately describes the outstanding “senior securities” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) representing indebtedness of the Company and its Subsidiaries, and since the date specified there, there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the indebtedness of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default, and no waiver of default is currently in effect in the payment of any principal or interest on any “senior securities” representing indebtedness of the Company or its Subsidiaries. Further, no event or condition exists with respect to any “senior securities” representing indebtedness of the Company or its Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. The Company is in compliance with the asset coverage requirements in Section 18 of the 1940 Act as modified by Section 61 of the 1940 Act.

(o) Existing Indebtedness; Future Liens.

(i) Schedule 3(o) sets forth a complete and correct list of all outstanding material indebtedness of the Company and its Subsidiaries (“Material Indebtedness”) as of the Effective Date (including descriptions of the obligors and obligees, principal amounts outstanding, interest rates applicable thereto, any collateral therefor and any guaranty thereof), and since the Effective Date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Material Indebtedness. None of the Company or its Subsidiaries is in default in the payment of any principal or interest on any Material Indebtedness and no event or condition exists with respect to any Material Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more persons to cause such Material Indebtedness, as applicable, to become due and payable before its stated maturity or before its regularly scheduled dates of payment. The provisions of this clause (i) shall not apply to any indebtedness consisting of repurchase agreements or other indebtedness incurred in the ordinary course of business and secured solely by U.S. Treasury securities.

(ii) Except as disclosed in Schedule 3(o), neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a lien that secures indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien that secures indebtedness. The provisions of this clause (ii) shall not apply to any indebtedness consisting of repurchase agreements or other indebtedness incurred in the ordinary course of business and secured solely by U.S. Treasury securities.

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(p) 1940 Act; RIC Status.

(i) The Company has elected to be regulated as a “business development company” (“BDC”) within the meaning of the 1940 Act, and has elected to be treated for its current fiscal year, and qualifies as, a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

(ii) The business and other activities of the Company and its Subsidiaries, including the issuance of the Securities hereunder, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement do not result in a violation or breach in any material respect of the provisions of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder, in each case that are applicable to the Company and its Subsidiaries.

(iii) The Company is in compliance in all material respects with its investment policies and the requirements of Section 55 of the 1940 Act.

(iv) The Company’s asset coverage as defined in Section 18(h) of the 1940 Act will not at any time be less than the statutory requirements then applicable to the Company.

(q) Tax Returns and Payments. There are no income or other material federal, state, county, local or foreign Taxes due and payable by the Company or its Subsidiaries which have not been timely paid. There are no income or other material accrued and unpaid federal, state, county, local or foreign Taxes of the Company or its Subsidiaries which are due, except those that are being contested in good faith by appropriate proceedings that were instituted and are diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor. There have been no examinations or audits of any Tax returns or reports by any applicable federal, state, local or foreign governmental agency relating to the Company and its Subsidiaries. The Company has duly and timely filed all material federal, state, county, local and foreign Tax returns required to have been filed by it or its Subsidiaries, and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year. There are no liens for Taxes upon any of the assets of the Company or its Subsidiaries, other than liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. No written waiver of any statute of limitations relating to income Taxes for which the Company or any of its Subsidiaries is liable has been granted (other than pursuant to an extension of a time to file Tax returns obtained in the ordinary course). All material deficiencies asserted in writing or material assessments made in writing as a result of any examinations by any Tax authority of Tax returns of the Company or any of its Subsidiaries have been fully paid or are being contested in good faith, and no other audits, examinations, disputes, proceedings or investigations by any Tax authority relating to Taxes of the Company or any of its Subsidiaries have been conducted with respect to which the Company or any of its Subsidiaries has received written notice thereof.

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(r) Full Disclosure. There is no fact, condition or circumstance that would be reasonably expected to have a Material Adverse Effect on the assets, liabilities, business, prospects, condition or results of operations of the Company and/or its Subsidiaries or their business operations. None of the information provided to Purchaser or its representatives by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained therein, in light of the circumstances in which they were made, not misleading.

4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as of the Effective Date and as of the date of the Closing that:

(a) Organization. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

(b) Authorization. Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of Purchaser and its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated in this Agreement has been taken. The execution, delivery and performance by Purchaser of the Transaction Agreements to which Purchaser is a party has been duly authorized and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflicts. The execution, delivery and performance of the Transaction Agreements by Purchaser, the purchase of the Securities in accordance with their terms and the consummation by Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of Purchaser or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of Purchaser to perform its obligations under the Transaction Agreements.

(d) Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to Purchaser’s knowledge, currently threatened, that, if determined adversely to Purchaser and/or its subsidiaries, questions the validity of the Transaction Agreements or the right of Purchaser to enter into them, or to consummate the transactions contemplated hereby or that would reasonably be expected to, individually or in the aggregate, materially delay or hinder the ability of Purchaser to perform its obligations under the Transaction Agreements.

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(e) Purchase for Own Account. As of the Effective Date, Purchaser is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(f) Accredited Investor Status. Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(g) Acknowledgments. Purchaser has had a full opportunity to ask questions of and receive answers from the Company and any Person or Persons acting on behalf of the Company (the “Company Affiliated Parties”) concerning the terms and conditions of an investment in the Company. Purchaser acknowledges that, except for the Company’s representations and warranties contained in Section 3 and the representations and warranties expressly contained in agreements or other instruments entered into in connection with the transactions contemplated by this Agreement, (A) none of the Company Affiliated Parties or any of their respective officers, directors, members, partners, employees, subsidiaries, affiliates, attorneys, agents or other representatives has made or is making any representation, warranty or other statement, express or implied, written or verbal, with respect to the accuracy or completeness of any information regarding the Company that has been furnished or made available to Purchaser or its representatives, including, without limitation, documents or material made available to Purchaser or its representatives in any management presentations, due diligence (including e-mail responses to due diligence requests) or in any other form in connection with the transactions contemplated by this Agreement, and including any pro-forma financial information, financial projections, budgets, projections, estimates or other forward-looking statements of the Company; and (B) none of the Company Affiliated Parties or any of their respective officers, directors, members, partners, employees, subsidiaries, affiliates, attorneys, agents or other representatives has made, and neither Purchaser nor any of its Affiliates is relying on or has relied on, any written or verbal, express or implied representation, warranty or other statement with respect to the Company, the Securities or the transactions contemplated by the Transaction Agreements. In agreeing herein to purchase the Securities, Purchaser has conducted its own independent evaluation of an investment in the Securities. Purchaser: (i) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement; (ii) has access to publicly available information filed on EDGAR on or prior to the Effective Date concerning the business and financial condition of the Company; and (iii) has independently and without reliance upon the Company (other than the Company’s representations and warranties contained in this Agreement or in other agreements or other instruments entered into in connection with the transactions contemplated by this Agreement), and based on such information and the advice of such advisors as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement. Purchaser acknowledges that none of the Company or any Person acting on its behalf is acting as a fiduciary or financial or investment adviser to Purchaser, or has given Purchaser any investment advice, opinion or other information on whether the purchase of the Securities hereunder is prudent.

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5. Conditions of Purchaser’s Obligations at the Closing. The obligations of Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing.

(b) Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company at or prior to the Closing.

(c) No Injunction. The purchase of and payment for the Note by Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation, and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

(e) Externalization. The Externalization shall have occurred.

(f) [Reserved].

(g) No Material Adverse Effect. Since the Effective Date, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(h) Listing Requirements. No stop order or suspension of trading shall have been imposed by The Nasdaq Stock Market, LLC (“Nasdaq”), the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on the Nasdaq Global Select Market and shall not have been suspended, as of the date of the Closing, by the SEC or Nasdaq from trading thereon, nor shall suspension by the SEC or Nasdaq have been threatened in writing; and the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the securities issuable upon redemption of the Note, and Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.

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(i) Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the Effective Date.

(j) BDC Status. The Company shall not have withdrawn its election to be regulated as a BDC under the 1940 Act.

(k) No Default. Before and after giving effect to the issue and sale of the Note at the Closing, no Default (as defined below) or Event of Default (as defined below) shall have occurred and be continuing. For purposes of this Agreement, (i) an Event of Default shall have the meaning set forth in the form of Note attached hereto as Exhibit A, regardless of whether any Note is then outstanding, and (ii) a “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

(l) Opinion of Company Counsel. The Company shall have delivered to Purchaser the opinion of Eversheds Sutherland (US) LLP, dated as of the date of the Closing, in the form attached hereto as Exhibit B.

(m) Amended D&O Policy. Purchaser shall have received evidence from the Company that the Amended D&O Policy is effective as of the date of consummation of the Externalization.

(n) Compliance Certificate. An authorized officer of the Company shall have delivered to Purchaser on the date of the Closing a certificate (dated as of such date) certifying that the conditions specified in Sections 5(a)-(m) have been fulfilled.

(o) Secretary’s Certificate. The Secretary of the Company shall have delivered to Purchaser on the date of the Closing a certificate (dated as of such date) certifying (i) the charter of the Company; (ii) the bylaws of the Company; and (iii) resolutions of the Board (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the issuance of the Securities.

(p) Operating Agreement. The operating agreement of Neostellar Advisors (as defined below) shall have been amended and restated in form and substance acceptable to Purchaser and such agreement shall remain in full force and effect as of the Closing.

6. Conditions of the Company’s Obligations at the Closing. The obligations of the Company to Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by the Company:

(a) Representations and Warranties. The representations and warranties of Purchaser contained in Section 4 shall be true and correct on and as of the Closing.

(b) Performance. Purchaser shall have performed in all material respects the obligations and conditions herein required to be performed or observed by Purchaser at or prior to the Closing.

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(c) No Injunction. The purchase of and payment for the Note by Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Compliance Certificate. An authorized officer of Purchaser shall have delivered to the Company on the date of the Closing a certificate (dated as of such date) certifying that the conditions specified in Sections 6(a) and (b) have been fulfilled.

(e) Funding. Purchaser shall have delivered to the Company the Commitment Amount for the Note by the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

7. Registration Rights; D&O Insurance.

(a) The Company shall prepare and file with the SEC within thirty (30) days after the date of the redemption of the Note a shelf registration statement under the Securities Act which covers, permits, and allows for the resale by Purchaser, on a delayed or continuous basis and pursuant to the plan or method of distribution elected by Purchaser, the securities issuable upon redemption of the Note (collectively, the “Registrable Securities”) and names Purchaser as the selling stockholder of such Registrable Securities (the “Registration Statement”). The Company shall use reasonable best efforts to cause such Registration Statement to be declared effective (or become automatically effective) by the SEC promptly and no later than the earlier of (i) five (5) days after receiving a “no review” notification from the SEC and (ii) sixty (60) days after the filing of such Registration Statement in the event of a “review” by the SEC. The Company shall maintain the effectiveness of the Registration Statement until the later to occur of the following: (i) the date that is three (3) years following the redemption of the Note, and (ii) the date that all Registrable Securities have been sold by Purchaser. Purchaser shall promptly provide such information as may reasonably be requested by the Company in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of the Registrable Securities for resale under the Securities Act and in connection with the Company’s obligation to comply with federal and applicable state securities laws. The Company shall cooperate with Purchaser to file, maintain, and make effective such Registration Statement and shall cooperate with Purchaser to facilitate the sale of the Registrable Securities by Purchaser pursuant to the Registration Statement. At any time upon the written request from Purchaser (a “Shelf Takedown Request”) to the Company to effect a resale of all or a portion of the Registrable Securities registered under the Registration Statement, the Company shall file a prospectus supplement as soon as reasonably practicable to add, amend and supplement the prospectus as contained in the Registration Statement as necessary for such purpose. There is no limit on the number of the Shelf Takedown Requests Purchaser may make. In the event that the Registration Statement is no longer effective or may otherwise not be used by Purchaser to sell such Registrable Securities (except pursuant to a permitted Suspension Event), the Company shall promptly file a new Registration Statement (or a post-effective amendment thereto, including any prospectus supplements to the applicable prospectus contained in the new Registration Statement or the post-effective amendment) that permits the resale of such Registrable Securities by Purchaser and shall cause such Registration Statement (or post-effective amendment) to be effective as soon as reasonably practicable after filing and to remain effective pursuant to the terms of this provision set forth above. The Registration Statement shall be on Form S-3, if the Company is eligible to use such form, and the Company shall use its commercially reasonable efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto.

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(b) Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Purchaser not to sell under the Registration Statement or suspend the use of any such Registration Statement, if the Board determines in good faith that (i) in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, (ii) such filing or use could materially affect a bona fide business or financing transaction of the Company (including completion of the Qualified Fundraising), or (iii) such filing or use would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (i) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by Purchaser of such securities as soon as practicable thereafter, and (ii) in no event shall the Company so delay filing or so suspend the use of the Registration Statement on more than two occasions or for a period of more than 40 consecutive days or more than a total of 60 calendar days, in each case in any 360-day period.

(c) Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Purchaser agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to Purchaser’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena.

(d) Until the date that is six (6) years following the date of the Closing, the Company will maintain the Amended D&O Policy unless otherwise approved in writing by Purchaser in its sole discretion. In the event that at any time during such six (6) year period the Amended D&O Policy ceases to be in effect for any reason, the Company will promptly acquire substantially similar insurance coverage acceptable to Purchaser (in its sole discretion) for the remainder of such six (6) year period.

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8. Indemnification.

(a) The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Purchaser.

(b) In consideration of Purchaser’s execution and delivery of the Transaction Agreements and acquiring the Note and in addition to all of the Company’s other obligations under the Transaction Agreements, the Company shall defend, protect, indemnify and hold harmless Purchaser and all of its stockholders, partners, members, officers, directors, employees, advisors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages (including, for the avoidance of doubt, first party damages of Purchaser), and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Agreements or any other certificate, instrument or document contemplated hereby or thereby, (B) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Agreements or any other certificate, instrument or document contemplated hereby or thereby or (C) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) related to or arising from the Transaction Agreements or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others and (y) any liabilities the indemnifying party may be subject to pursuant to applicable law.

(c) The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within a reasonable period of time as and when bills are received or Indemnified Liabilities are incurred, subject to the Indemnitee entering into an agreement with the Company to repay any such amounts in the event that it is ultimately determined that such Indemnitee is not entitled to indemnification hereunder.

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9. Termination. This Agreement may be terminated (a) at any time by the mutual written consent of Purchaser and the Company or (b) by Purchaser, by written notice to the Company, if the Externalization has not occurred on or prior to August 31, 2026; provided, however, that no such termination will relieve any party of any liabilities incurred prior to such termination or otherwise affect the right of any party to sue for any breach by any other party (or parties).

10. Miscellaneous.

(a) Certain Defined Terms. In addition to the terms defined herein, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(i) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(ii) “Amended D&O Policy” means a prepaid endorsement of the Company’s current directors’ and officers’ liability insurance (in the form provided to Purchaser prior to the date hereof) in respect of acts, omissions or other matters occurring in connection with the approval of the Externalization and the consummation of the transactions contemplated thereby covering (i) Neostellar Advisors, Magnetar Holdings LLC and certain of their respective affiliates, and (ii) the parties currently covered by the Company’s directors’ and officers’ liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof.

(iii) “Board” means the board of directors of the Company.

(iv) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(v) “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(vi) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(vii) “Externalization” means both of the following have occurred: (x) the Company has entered into an investment advisory agreement with Neostellar Advisors as well as into an administration agreement with an Affiliate of Neostellar Advisors; and (y) the Company has completed its transition from an internally managed business development company to an externally managed structure in which Neostellar Advisors serves as the Company’s investment adviser.

(viii) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company or its Subsidiaries.

(ix) “Neostellar Advisors” means Neostellar Advisors LLC, a Delaware limited liability company.

(x) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(xi) “Qualified Fundraising” means, following the Externalization, a transaction or series of transactions pursuant to which the Company issues and sells (only) shares of Common Stock to investors (other than Purchaser) investing new money in the Company for aggregate gross proceeds of at least $230,000,000.00, (A) with the principal purpose of raising capital and (B) in which transaction(s) the lowest price per share of Common Stock issued and sold therein is no less than the current net asset value of the Common Stock as of the date of such transaction.

(xii) “SEC” means the United States Securities and Exchange Commission.

(xiii) “SEC Reports” means (A) the Company’s most recently filed Annual Report on Form 10-K and (B) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the Effective Date, together in each case with any documents incorporated by reference therein or exhibits thereto.

(xiv) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(xv) “Subsidiary” means any Person of which at least 50% of the total voting shares of stock or other ownership interests is owned, directly or indirectly through one (1) or more intermediaries, or both, by the Company.

(xvi) “Tax” or “Taxes” means any federal, state, local, or foreign taxes, including all net income, premium, excise, gross receipts, license, ad valorem, sales, use, employment, franchise, occupation, windfall profits, customs duties, equity, franchise, withholding, social security, unemployment, disability, real property, personal property, transfer, registration, value added, alternative or add-on minimum, profits, gains, property, transfer, payroll, severance, stamp taxes or other taxes of any kind whatsoever or any charge in the nature of a tax (whether payable directly or by withholding) imposed by any Tax authority, together with any interest and any penalties thereon or additional amounts with respect thereto, in each case, whether disputed or not.

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(b) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither this Agreement, nor any rights or obligations under it, is transferable or assignable, by operation of law or otherwise, by a party hereto without the prior written consent of the other party hereto.

(c) Governing Law; Waiver of Jury Trial.

(i) This Agreement shall be governed by and construed under the laws of the State of New York, as applied to agreements among New York residents, made and to be performed entirely within the State of New York, without giving effect to conflicts of laws principles. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Agreements), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(ii) IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

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(d) Counterparts. This Agreement may be executed in two or more counter-parts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e) Sections; Titles and Subtitles. All section references in this Agreement refer to sections of this Agreement, unless otherwise indicated. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(g) Finder’s Fee. Each party represents that it neither is nor will be obligated for any broker’s, financial advisor’s or finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of such fees and commissions (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of such fees and commissions (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(h) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and Purchaser.

(i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(j) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

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The parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

SURO CAPITAL CORP.

By:	/s/ Mark D. Klein
Name:	Mark D. Klein
Title:	President and Chief Executive Officer

The parties have executed this Securities Purchase Agreement as of the date first written above.

PURCHASER:

MCP INVESTING LLC

By:	/s/ Lavonne Harris
Name:	Lavonne Harris
Title:	Authorized Signatory

Address:	1603 Orrington Ave., 13th Floor Evanston, Illinois 60201

Email:	notices@magnetar.com

LIST OF SCHEDULES AND EXHIBITS

Schedule 3(i)	-	Outstanding Rights, Warrants and Options

Schedule 3(o)	-	Material Indebtedness

Exhibit A	-	Form of Redeemable Promissory Note

Exhibit B	-	Form of Legal Opinion

List of Schedules and Exhibits